Exhibit 10.4

AMENDMENT TO

PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated effective as of March 25, 2016, is entered into among FINANCIAL GRAVITY HOLDINGS, INC., a Texas corporation with offices at 800 N. Watters Road, Suite 120, Allen, TX 75013 (the “Purchaser”), and each of the individuals listed on the signature page hereto (each, a “Seller” and, collectively, the “Sellers”).

Whereas, effective October 1, 2015, the Sellers sold to Purchaser all of the issued and outstanding membership interests of TAX COACH SOFTWARE, LLC, an Ohio limited liability company, pursuant to a purchase agreement (the “Original Purchase Agreement”); and

Whereas, since the date of the Original Purchase Agreement, the shareholders of Purchaser have approved, and the Purchaser has effected, a three-for-one (3:1) forward split of the Purchaser’s common stock; and

Whereas, the parties desire to amend the Original Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       Terms which are capitalized but not defined in this Amendment shall have the meanings ascribed to such terms in the Original Purchase Agreement.

2.       Section 1.2 of the Original Purchase Agreement is amended in its entirety, to read as follows: “In Kind Purchase Price. In consideration of the sale of the Interests by the Sellers, the Purchaser shall immediately issue and deliver to the Escrow Agent on behalf of each Seller, an aggregate of 6,000,000 shares (the “Shares”) of the Purchaser’s voting Common Stock (the “In Kind Purchase Price”).”

The portion of the Shares deliverable to each Seller shall be as set forth on Exhibit A hereto.

3.       Contemporaneously with this Amendment, each of Purchaser, the Sellers, the Sellers’ Representative, and the Escrow Agent shall execute and deliver (to each other party thereto) an Amended and Restated Escrow Agreement in the form of Exhibit B hereto.

4       In all other respects, the terms and conditions of the Original Purchase Agreement shall remain unchanged.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on their behalf as of the day and year first above written.

FINANCIAL GRAVITY HOLDINGS, INC.

By: /s/ John Pollock

Name: John Pollock

Title: President and Chief Executive Officer

TaxTuneup, LLC

By: /s/ Edward A. Lyon

Edward A. Lyon, Member

Van Data, LLC

By: /s/ Keith A. Vandestadt

Keith A. Vandestadt, President

Prima Stortini, Ltd

By: /s/ Lisa S. Wells

Lisa S. Wells, Member

MELISSA S. ATCHLEY

/s/ Melissa S. Atchley

Melissa S. Atchley, individually

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EXHIBIT A

Name of Seller	Number of Shares	Stock Certificate Numbers
TaxTuneup, LLC	2,593,500	56 & ___

Van Data, LLC	2,821,500	55 & ___

Prima Stortini, Ltd	300,000	57 & ___

Melissa S. Atchley	285,000	58 & ___

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EXHIBIT B

Amended and Restated Escrow Agreement

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